Exhibit 4.1

EXECUTION COPY

Aon FINANCE N.S. 1, ULC,
Issuer,

and

Aon CORPORATION,

Guarantor

and

COMPUTERSHARE TRUST COMPANY OF CANADA,
Trustee

INDENTURE

Dated as of April 12, 2006

Senior Unsecured Debentures

i

ii

iii

THIS INDENTURE, dated as of April 12, 2006, among Aon FINANCE N.S. 1, ULC, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “Company”), Aon CORPORATION, a Delaware corporation (the “Guarantor”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized and existing pursuant to the laws of Canada, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s Senior Unsecured Debentures (the “Debentures”) issuable as provided in this Indenture. The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the guarantee (the “Guarantee”) of the Debentures. All things necessary have been taken:  (i) to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, (ii) to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company as hereinafter provided and (iii) to make the Guarantee, when executed and delivered by the Guarantor, a valid obligation of the Guarantor as hereinafter provided.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

ARTICLE ONE

DEFINITIONS

SECTION 1.01. Definitions.

“Administrative Agent” means Computershare Trust Company of Canada, appointed pursuant to the Administrative Agreement dated as of April 10, 2006, between the Company and Computershare Trust Company of Canada.

“Affiliate” has the meaning set forth in the Canada Business Corporations Act.

“Agent” means any Registrar, co-Registrar, Paying Agent or authenticating agent.

“Agent Members” has the meaning provided in Section 2.07.

“Authorized Newspaper”, with respect to any jurisdiction, means a newspaper of general circulation in such jurisdiction. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board of Directors” means the board of directors of the Company or the Guarantor, as applicable, or any committee of such board of directors duly authorized to act under this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

 “Book-Entry System” means the record entry securities transfer and pledge system which is administered by the Depository in accordance with the operating rules and procedures of the securities settlement service of the Depository for book-entry only securities in force from time to time or any successor system thereof.

“Business Day” means any day which is not a Saturday, a Sunday or a statutory, bank or civic holiday in the City of Toronto.

“Canada Yield” has the meaning provided in Section 3.01.

“Canada Yield Price” has the meaning provided in Section 3.01.

“Canadian Dollar” or “Cdn.$” or any similar reference shall mean Canadian dollars, except as may otherwise be provided for in this Indenture.

“Canadian Government Obligations” means securities which are (i) direct obligations of Canada, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada, the payment of which is unconditionally guaranteed as a full faith and credit obligation by Canada, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Canadian Government Obligation or a specific payment of interest on or principal of any such Canadian Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Canadian Government Obligation or the specific payment of interest on or principal of the Canadian Government Obligation evidenced by such depository receipt.

“Canadian Securities Law” means the applicable securities laws of each province and territory of Canada and the respective regulations, rules, rulings and orders made thereunder and the applicable written policy statements issued by the securities commission or other similar regulatory authority of each province and territory of Canada, as the same may be modified by discretionary relief therefrom granted by such securities commission or regulatory authority.

“Closing Date” means April 12, 2006.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

“Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, its President, or a Vice President and (ii) by its Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

“Corporate Trust Office” means the office of the Trustee in the Province of Ontario at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of original execution of this Indenture, located at 100 University Avenue, Toronto, Ontario, M5J 2Y1.

“Debentures” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Debentures” shall include the Debentures initially issued on the Closing Date and any other Debentures issued after the Closing Date under this Indenture. For purposes of this Indenture, all Debentures shall vote together as one series of Debentures under this Indenture.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

“Depository” means The Canadian Depository for Securities Limited, its nominees, and their respective successors.

“Event of Default” has the meaning provided in Section 6.01.

“Global Debentures” has the meaning provided in Section 2.01.

“Guarantee” means the guarantee of the Guarantor authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Article Eleven of this Indenture and all other obligations and covenants of the Guarantor contained in this Indenture and the Debentures.

“Guarantor” means any party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

“Holder” or “Debentureholder” means the Person in whose name a Debenture is registered in the Security Register.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

“Interest Payment Date” means April 12 and October 12 of each year, commencing October 12, 2006 for purposes of the Debentures issued on the Closing Date or otherwise as set forth in any Debentures issued subsequent to the Closing Date pursuant to the terms of this Indenture.

“Maturity Date” means April 12, 2011 for purposes of the Debentures issued on the Closing Date or otherwise as set forth in any Debentures issued subsequent to the Closing Date pursuant to the terms of this Indenture.

“Officer” means, with respect to the Company or the Guarantor, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof, which is in form and substance satisfactory to the Trustee.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, that meets the requirements of Section 12.03 hereof.

“Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company, the Guarantor or a Subsidiary of the Company or the Guarantor or an Affiliate of any of them. The term “Paying Agent” includes the Administrative Agent and any additional Paying Agent.

“Person” means an individual, a corporation, a partnership, joint venture, a limited liability company, an unlimited company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Physical Debentures” means the Debentures issued in the form of permanent certificated Debentures in registered form.

“principal” of a debt security, including the Debentures, means the principal amount due on the Stated Maturity as shown on such debt security.

“Private Placement Legend” means the legend set forth on the Debentures in the form set forth in Section 2.02.

“Record Date” in respect of the interest payable on any Interest Payment Date means the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Price” has the meaning provided in Section 3.01.

“Registrar” has the meaning provided in Section 2.04.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee in its corporate trust department customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Security Register” has the meaning provided in Section 2.04.

“Significant Subsidiary” means a Subsidiary of the Guarantor (which includes, for greater certainty, a Subsidiary of the Company) which meets any of the following conditions:

(a)           the Guarantor’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged by the Guarantor exceeds 10 percent of its total common shares outstanding at the date the combination is initiated); or

(b)           the Guarantor’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(c)           the Guarantor’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10 percent of such income of the Guarantor and its Subsidiaries consolidated for the most recently completed fiscal year.

“Stated Maturity” means a date specified herein or in the Debentures as the fixed date on which the principal amount thereof or any installment of interest thereon is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation of which at least a majority in interest of the outstanding shares having by the terms thereof voting power under ordinary circumstances to elect directors of such corporation, irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or by one or more other corporations a majority in interest of such shares of which is similarly owned or controlled or by such Person and one or more other corporations a majority in interest of such shares of which is similarly owned or controlled, or (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof, has at least a majority equity ownership interest.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

SECTION 1.02. Rules of Construction.

Except as otherwise expressly provided in or pursuant to this Indenture, unless the context otherwise requires for all purposes of this Indenture:

(i)            a term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States in effect on the date of this Indenture;

(iii)          “or” is not exclusive;

(iv)          words in the singular include the plural, and words in the plural include the singular;

(v)           provisions apply to successive events and transactions;

(vi)          “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(vii)         all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

SECTION 1.03. Per Annum Calculations.

For the purposes of the Interest Act (Canada), whenever interest to be paid under this Indenture is to be calculated on the basis of a year of a specified number of days, the yearly equivalent rate of interest to which the rate determined pursuant to such calculation is equivalent to is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained divided by such specified number of days.

ARTICLE TWO

THE DEBENTURES

SECTION 2.01. Form and Dating.

The Debentures, the Guarantee and the Trustee’s certificate of authentication thereon shall be substantially in the form annexed hereto as Exhibit A or Exhibit B, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Debentures may have notations, legends or endorsements required by law, or usage. The Company shall approve the form of the Debentures and any notation, legend or endorsement on the Debentures. Each Debenture shall be dated the date of its authentication.

The terms and provisions contained in the form of the Debentures annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Debentures will be offered and sold by the Company in reliance on exemptions from the prospectus requirements of applicable Canadian Securities Laws, in each case, subject to the restrictions on transfer set forth herein, and shall be issued initially in the form of one or more permanent global Debentures in definitive, registered form, substantially in the form and bearing the restrictive legends set forth in Exhibit A (the “Global Debentures”), registered in the name of the nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to the terms of this Indenture, the aggregate principal amount of the Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The definitive Debentures shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Debentures, as evidenced by their execution of such Debentures.

SECTION 2.02. Restrictive Legends.

Each Global Debenture, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”), TO THE COMPANY OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., OR SUCH OTHER AUTHORIZED REPRESENTATIVE OF CDS, HAS AN INTEREST HEREIN. THIS CERTIFICATE IS ISSUED PURSUANT TO A MASTER LETTER OF REPRESENTATIONS OF THE COMPANY TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

THIS SECURITY IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF CDS & CO.

THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

SECTION 2.03. Execution, Authentication and Denominations.

Subject to Article Four and applicable law, the aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited. The Debentures shall be executed by two Officers of the Company. The signature of these Officers on the Debentures may be by facsimile or manual signature in the name and on behalf of the Company.

If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

A Debenture shall not be valid until the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee shall upon receipt of a Company Order authenticate for original issue Debentures in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Debentures. Such Company Order shall specify the amount of Debentures to be authenticated and the date on which the original issue of Debentures is to be authenticated and, in case of an issuance of Debentures pursuant to Section 2.12, shall certify that such issuance is in compliance with Article Four.

The Trustee may appoint an authenticating agent to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

The Company shall maintain an office or agency in Toronto where Debentures may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency in Toronto where Debentures may be presented for payment (the “Paying Agent”) and an office or agency in Toronto where notices and demands to or upon the Company or Guarantor in respect of the Debentures and this Indenture may be served, which shall be in the Province of Ontario, City of Toronto. The Company shall cause the Registrar to keep a register of the Debentures and of their transfer and exchange (the “Security Register”). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. Except in the case of a defeasance of the Company’s obligations in accordance with Article Eight, the Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Registrar or Co-Registrar, and/or agent for service of notice and demands.

The Company initially appoints the Trustee as Registrar, Paying Agent, Administrative Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Debentures held by each Holder.

SECTION 2.05. Paying Agent to Hold Money in Trust.

Not later than 10:00 a.m. (Toronto time) on each due date of any principal of or interest on any Debentures, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Debentures (whether such money has been paid to it by the Company or any other obligor on the Debentures including the Guarantor), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Debentures including the Guarantor) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of or interest on the Debentures, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

SECTION 2.06. Transfer and Exchange.

The Debentures are issuable only in registered form. A Holder may transfer a Debenture only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture and applicable Canadian Securities Laws. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the

Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Debenture is registered as the owner thereof for all purposes whether or not the Debenture shall be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of beneficial interests in such Global Debenture may be effected only through a book entry system maintained by the Holder of such Global Debenture (or its agent) and that ownership of a beneficial interest in the Debenture shall be required to be reflected in a book entry. When Debentures are presented to the Registrar or a Co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Debentures are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Debentures at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of the Debentures, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.10 or 9.05).

The Debentures are not intended to be sold to Persons who are not Canadian residents within the meaning of the Income Tax Act (Canada). Any withholding taxes required under applicable laws with respect to payments to Holders who are non-residents of Canada (as defined in the Income Tax Act (Canada)) shall be withheld by the Company and remitted to the applicable taxing authority without any gross-up or additional amount paid to such non-resident Holders.

SECTION 2.07. Book-Entry Provisions for Global Debentures.

The Company shall execute and the Trustee shall, in accordance with this Section 2.07, authenticate and deliver initially one or more Global Debentures, which initially shall (i) be registered in the name of the Depository for such Global Debentures or the nominee of such Depository, and (iii) bear legends as set forth in Section 2.02. The Global Debentures will be held pursuant to the Book-Entry System.

Participants in the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository, or the Trustee, or under such Global Debenture, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Global Debenture.

(a)           Transfers of a Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in Global Debentures may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.08. In addition, Physical Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Debentures if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Debentures and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) in accordance with the rules and procedures of the Depository and the provisions of Section 2.08.

(b)           In connection with any transfer of a portion of the beneficial interests in a Global Debenture to beneficial owners pursuant to paragraph (a) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Debenture in an amount equal to the principal amount of the beneficial interest in such Global Debenture to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Debentures of like tenor and amount.

(c)           In connection with the transfer of the Global Debentures, in whole, to beneficial owners pursuant to paragraph (a) of this Section 2.07, the Global Debentures shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Debentures an equal aggregate principal amount of Physical Debentures of authorized denominations.

(d)           Any Physical Debenture delivered in exchange for an interest in the Global Debentures pursuant to paragraph (a), (b) or (c) of this Section 2.07 shall, except as otherwise provided by Section 2.11, bear the legend regarding transfer restrictions applicable to the Physical Debenture set forth in Section 2.02.

(e)           The registered Holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

SECTION 2.08. Special Transfer Provisions.

(a)           General. By its acceptance of any Debenture bearing a restrictive legend, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in such restrictive legend and agrees that it will transfer such Debenture only as provided in this Indenture. The Registrar shall not register a transfer of any Debenture unless such transfer complies with the restrictions on transfer of such Debenture set forth in this

Indenture. In connection with any transfer of Debentures, each Holder agrees by its acceptance of the Debentures to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of applicable Canadian Securities Laws; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(b)           Retention by Registrar. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.09. Replacement Debentures.

If a mutilated Debenture is surrendered to the Trustee or if the Holder claims that the Debenture has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Debenture. In case any such mutilated, lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Company in its discretion may pay such Debenture instead of issuing a new Debenture in replacement thereof.

Every replacement Debenture is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.10. Outstanding Debentures.

Debentures outstanding at any time are all Debentures that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

If a Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a bona fide purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date money sufficient to pay Debentures payable on that date, then on and after that date such Debentures cease to be outstanding and interest on them shall cease to accrue.

A Debenture does not cease to be outstanding because the Company or one of its Affiliates holds such Debenture, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

SECTION 2.11. Temporary Debentures.

Until definitive Debentures are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Debentures, as evidenced by their execution of such temporary Debentures. If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures.

SECTION 2.12. Cancellation.

The Company at any time shall deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Debentures surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure.

SECTION 2.13. CUSIP Numbers.

The Company in issuing the Debentures shall use “CUSIP”, “CINS” or “ISIN” numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company shall promptly notify the Trustee of any change in “CUSIP”, “CINS” or “ISIN” numbers for the Debentures.

SECTION 2.14. Issuance of Additional Debentures.

The Company may, subject to Article Four of this Indenture and applicable law, issue additional Debentures under this Indenture. The Debentures issued on the Closing Date and any additional Debentures subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE THREE

REDEMPTION OF THE DEBENTURES

SECTION 3.01. Optional Redemption.

The Debentures will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price (the “Redemption Price”) equal to the greater of: (i) one hundred percent (100%) of the outstanding principal amount of the Debentures being redeemed or (ii) the Canada Yield Price calculated in respect of the Debentures being redeemed; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to but excluding the redemption date. Notwithstanding the foregoing, installments of interest on Debentures that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date. Notice of any redemption will be mailed by first class mail, postage prepaid, at least 30 days but no more than 60 days before the redemption date to each Holder of the Debentures to be redeemed. Unless the Company defaults in payment of the Redemption Price and accrued and unpaid interest, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption. If fewer than all of the Debenture are to be redeemed, the Trustee shall select, not more than 60 days prior to the redemption date, the particular Debentures or portions thereof for redemption from the Debentures not previously called. The Debentures to be so redeemed shall be selected by the Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each Holder, or in such other manner as the Trustee deems equitable. For this purpose, subject to the prior approval of the Company and the Guarantor, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all Holders of such Debentures.

“Canada Yield Price” means the price, calculated on the fifth Business Day preceding the date of redemption, equal to the net present value of all scheduled payments of interest (other than accrued and unpaid interest) and principal on the Debentures to be redeemed, using a discount rate equal to the sum of the Canada Yield (as defined below) and 19 basis points in the case of the Debentures issued on the Closing Date or otherwise as set forth in any Debentures issued subsequent to the Closing Date pursuant to the terms of this Indenture.

“Canada Yield” means, on any date, the yield to maturity on such date, compounded semi-annually, which a non-callable Government of Canada Bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity approximately equal to the remaining term to maturity of the Debentures to be redeemed. The Canada Yield will be the average of the yields determined by two major Canadian investment dealers selected by the Company.

ARTICLE FOUR

COVENANTS OF THE COMPANY AND GUARANTOR

SECTION 4.01. Payment of Debentures.

The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture; provided that, notwithstanding any other provision of this Indenture but subject to Article Six, in no event shall the aggregate principal amount required to be repaid by the Company to the Holder of any Debenture on or before the fifth anniversary of the date of issue of such Debenture exceed an amount equal to 25% of the aggregate original principal amount of such Debenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, the Guarantor, a Subsidiary of the Company or the Guarantor, as applicable, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company, the Guarantor or any Subsidiary of the Company or the Guarantor or any Affiliate of any of them acts as Paying Agent, an installment of principal or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.10, upon any bankruptcy or reorganization procedure relative to the Company or the Guarantor, the Trustee shall serve as the Paying Agent, if any, for the Debentures.

SECTION 4.02. Maintenance of Office or Agency.

So long as any of the Debentures shall remain outstanding, the Company will maintain in the Province of Ontario, City of Toronto an office or agency where Debentures may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.01.

The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Province of Ontario, City of Toronto for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

SECTION 4.03. Limitation on Liens on Common Shares of Significant Subsidiaries.

So long as any of the Debentures shall remain outstanding, neither the Company nor the Guarantor will, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed in excess of US$50,000,000 which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common shares of any Significant Subsidiary (or any company, other than the Company or the Guarantor, having direct or indirect control of any Significant Subsidiary), which common shares are directly or indirectly owned by the Company or the Guarantor, unless the Debentures (together with, if the Company or the Guarantor so determines, any other indebtedness for money borrowed of the Company then existing or thereafter created which is not subordinate to the Debentures) shall be secured equally and ratably with (or, at the option of the Company or the Guarantor, prior to) such other secured indebtedness for money borrowed so long as such indebtedness shall be secured.

SECTION 4.04. Compliance Certificates.

Each of the Company and the Guarantor shall deliver to the Trustee on or before a date not more than four months after the end of its respective fiscal year ending after the date hereof, an Officers’ Certificate stating whether or not the signers have knowledge of any Default or Event of Default. If any of the Officers of the Company or Guarantor signing such certificate has knowledge of such a Default or Event of Default, the Officers’ Certificate shall describe any such Default or Event of Default and the nature thereof.

SECTION 4.05. Waiver of Certain Covenants.

Either the Company or the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.03 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Debentures (which shall be calculated so as not include any Debentures then held by the Company or any of its Affiliates) shall, by action of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition, except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 4.06. Existence.

Subject to Article Five, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Guarantor shall not be required to preserve any such right if the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc.

So long as any Debentures shall be outstanding, neither the Company nor the Guarantor, as the case may be, shall consolidate or amalgamate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(a)           the company or corporation, as the case may be, formed by such consolidation or amalgamation, or into which the Company or the Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Guarantor, as the case may be, substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, in the case of the Guarantor, or a company or corporation, as the case may be, organized and existing under the laws of Canada or any Province thereof, in the case of the Company, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on the

Debentures and the performance of every covenant of this Indenture on the part of the Company or the Guarantor, as the case may be, to be performed or observed;

(b)           immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or the Guarantor, as the case may be, as a result of such transaction as having been incurred by the Company or the Guarantor, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(c)           if, as a result of any such consolidation, amalgamation or merger or such sale, conveyance, transfer, lease or other disposition, properties or assets of the Company or the Guarantor, as the case may be, would become subject to a mortgage, pledge, lien, security interest or other encumbrance of any nature which would not be permitted by this Indenture, the Company or the Guarantor, as the case may be, or such successor corporation or company, or such Person, firm, company or corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Debentures (together with, if the Company or the Guarantor, as the case may be, so determines, any other indebtedness for money borrowed of the Company or the Guarantor, as the case may be, then existing or thereafter created which is not subordinate to the Debentures) equally and ratably with (or, at the option of the Company or the Guarantor, as the case may be, prior to) all indebtedness secured thereby; and

(d)           the Company or the Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Five and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02. Successor Substituted.

Upon any consolidation, amalgamation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or the Guarantor, as applicable, in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or amalgamation or into which the Company or the Guarantor, as applicable, is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as applicable, herein; provided that the Company or the Guarantor, as applicable, shall not be released from its obligation to pay the principal of or interest on the Debentures in the case of a lease of all or substantially all of its property and assets unless any such successor has the same or better credit rating than the published rating of the Company or Guarantor.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Any of the following events shall constitute an “Event of Default” hereunder:

(a)           the Company defaults in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

(b)           the Company defaults in the payment of any installment of interest on any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(c)           failure on the part of the Company or the Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor in this Indenture applicable to the Debentures for a period of 90 days after the date on which written notice of such failure, specifying such failure and requiring the Company or the Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company or the Guarantor by the Trustee, or to the Company or the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding; or

(d)           a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 days; or

(e)           the Company or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of their respective property, or shall make any general assignment for the benefit of creditors; or

(f)            the Company or the Guarantor shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after giving effect to any applicable grace period, in respect of any indebtedness for money borrowed (other than indebtedness under this Indenture) having an aggregate principal amount greater than US$50,000,000 or its equivalent in Canadian Dollars.

SECTION 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 6.01 that occurs with respect to the Company or the Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding, by written notice to the Company or the Guarantor (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the Debentures to be immediately due and payable, any provision of this Indenture or the Debentures to the contrary notwithstanding. Upon a declaration of acceleration, such principal and accrued and unpaid interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (c) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (c) shall be remedied or cured by the Company or the Guarantor or waived by the Holders within 90 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (d) or (e) of Section 6.01 occurs with respect to the Company or the Guarantor, the principal and accrued and unpaid interest on the Debentures then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Debentures by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Debentures, and (iii) the principal of any Debentures that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Debentures, (b) all existing Events of Default, other than the non-payment of the principal of and accrued and unpaid interest on the Debentures that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Debentures shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding.

SECTION 6.04. Waiver of Past Defaults.

Subject to Sections 6.02, 6.08 and 9.02, the Holders of at least a majority in principal amount of the outstanding Debentures, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Debenture as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction if the Trustee, being advised by counsel, determines that the actions or proceedings so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or executive committee or a trust committee of directors or trustees and/or responsible officers shall determine that the actions or proceedings so directed would involve the Trustee in personal liability; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Debentures.

SECTION 6.06. Payment of Securities on Default; Suit Therefor.

The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Debentures, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of principal of any of the Debentures, as and when the same shall have become due and payable, whether upon maturity of the Debentures or upon declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all of the Debentures, for principal or interest, if any, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law), upon overdue installments of interest, if any, at the same rate as the rate of interest specified in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence, bad faith or willful misconduct.

SECTION 6.07. Limitation on Suits.

A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Debentures, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)            the Holder has previously given the Trustee written notice of a continuing Event of Default;

(ii)           the Holders of at least 25% in aggregate principal amount of outstanding Debentures shall have made a written request to the Trustee to pursue such remedy;

(iii)          such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debentures do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.08. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of the principal of or interest on such Debenture or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Debentures, shall not be impaired or affected without the consent of such Holder.

SECTION 6.09. Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may, upon receiving funding and being indemnified upon commercially reasonable terms against all reasonable costs, expenses and liabilities to be incurred,  recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Debentures for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Debentures including the Guarantor), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Debentures or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.11. Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First:  to the payment of all reasonable costs and expenses applicable to such collection, reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence, bad faith or willful misconduct;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Debentures in respect of which or for the benefit of which such money has been collected, with interest upon the overdue installments of interest, to the extent lawful, at the same rate as the rate of interest on the Debentures, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively; and

Third:  to the Company or any other obligors of the Debentures including the Guarantor, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. General.

The duties and responsibilities of the Trustee shall be as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

SECTION 7.02. Certain Rights of Trustee.

In fulfilling its duties under this Indenture:

(i)            the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

(ii)           before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii)          the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(v)           the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence, bad faith or willful misconduct;

(vi)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(vii)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or Guarantor personally or by agent or attorney;

(viii)        the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

(ix)           the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture;

(x)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(xi)           the Trustee may request that the Company or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company, the Guarantor or their respective Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Debentures, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Debentures and (iii) shall not be responsible for any statement in the Debentures other than its certificate of authentication.

SECTION 7.05. Notice of Default.

If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders and so advises the Company or the Guarantor in writing.

SECTION 7.06. Compensation and Indemnity.

The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee within five (5) Business Days of Trustee’s request for reimbursement, for all reasonable disbursements, expenses and advances incurred or made by the Trustee in carrying out its duties in connection with the execution of the trusts hereby created without negligence, bad faith or willful misconduct on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee, its employees, officers, directors, agents, successors, assigns and any predecessor trustee for, and hold them harmless against, any and all loss or liability or expense incurred by them without negligence, bad faith or willful misconduct on the part of the Trustee or any such representative thereof in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Debentures, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Debentures. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, in its capacity as Trustee hereunder, including money or property held in trust to pay principal of and interest on particular Debentures.

Any amount due either (i) under the first paragraph of this Section or (ii) determined by a court of competent jurisdiction in a final, non-appealable order to be due and unpaid thirty (30) days after written request for such payment shall bear interest from the expiration of such thirty (30) days at a rate per annum equal to the then rate charged by the Trustee under similar indentures from time to time, payable on demand. The said remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (d) or (e) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under any applicable Canadian federal or other law for the relief of debtors.

The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

SECTION 7.07. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment or the appointment of a successor Trustee by a court of competent jurisdiction as provided in this Section 7.07.

The Trustee may resign at any time by so notifying the Company in writing at least 60 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Debentures may at any time remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:  (i) the Trustee is no longer eligible under Section 7.09; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Debentures may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.06, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

If the Trustee is no longer eligible under Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08. Successor Trustee by Merger, Etc.

If the Trustee amalgamates with or transfers all or substantially all of its corporate trust business to, another trust company or financial institution, the resulting, surviving or transferee trust company or other financial institution without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such trust company or financial institution shall be otherwise qualified and eligible under this Article.

SECTION 7.09. Eligibility.

The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition that is subject to the requirements of the Office of the Superintendent of Financial Institutions and any other applicable Canadian or provincial supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

SECTION 7.10. Money Held in Trust.

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Moneys held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

SECTION 7.11. Initial Appointment of Trustee.

The Company hereby appoints Computershare Trust Company of Canada as the Trustee and the Trustee hereby accepts such appointment.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Company’s Obligations.

Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Debentures and this Indenture if:

(i)            all Debentures previously authenticated and delivered (other than destroyed, lost or stolen Debentures that have been replaced or Debentures that are paid pursuant to Section 4.01 or Debentures for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii)           (A) the Debentures mature within one year, (B) the Company or the Guarantor irrevocably deposits in trust with the Trustee during such one-year period, as trust funds solely for the benefit of the Holders for that purpose, money or Canadian Government Obligations sufficient (in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest on the Debentures to maturity, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

With respect to the foregoing clause (i), the Company’s obligations under Section 7.06 shall survive. With respect to the foregoing clause (ii), the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Debentures are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.06, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing: (i) the discharge of the Company’s obligations under the Debentures and this Indenture except for those surviving obligations specified above; and (ii) the discharge of the Guarantor’s obligations under the Guarantee and this Indenture other than with respect to its guarantee of the Company’s surviving obligations specified above.

SECTION 8.02. Defeasance and Discharge of Indenture.

The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Debentures on the 91st day after the date of the deposit referred to in clause (a) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Debentures, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

(a)           with reference to this Section 8.02, the Company or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of and interest, if any, on the Debentures, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) Canadian Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, provincial and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Debentures on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Canadian Government Obligations to the payment of such principal and interest with respect to the Debentures;

(b)           the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Canadian federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to Canadian federal income and other tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Canada Revenue Agency to the same effect unless there has been a change in applicable Canadian federal income and other tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Canada Revenue Agency to the same effect as the aforementioned Opinion of Counsel.

(c)           immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(d) and 6.01(e) are concerned, at any time during the period ending on the 91st day after such date of such deposit; and

(d)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

Notwithstanding the foregoing, prior to the end of the 91-day period referred to in clause (c) of this Section 8.02, none of the Company’s obligations under this Indenture shall be discharged. Subsequent to the end of such 91-day period with respect to this Section 8.02, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 8.04, 8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive until the Debentures are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.06, 8.04, 8.05 and 8.06 shall survive. If the Company exercises its defeasance option under this Section 8.02 with respect to the Debentures, the Guarantor shall be released from all its obligations with respect to the Guarantee, other than with respect to its guarantee of the Company’s surviving obligations specified above, after such 91-day period.

After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Debentures and this Indenture except for those surviving obligations referred to in the immediately preceding paragraph.

SECTION 8.03. Defeasance of Certain Obligations.

The Company may omit to comply with any term, provision or condition set forth in Sections 4.03 and 5.01 and clause (c) of Section 6.01 with respect to Sections 4.03 and 5.01, and clause (c) of Section 6.01 shall be deemed not to be an Event of Default, in each case with respect to the outstanding Debentures if:

(i)            with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of and interest, if any, on the Debentures, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) Canadian Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, provincial and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and interest on the outstanding Debentures on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Canadian Government Obligations to the payment of such principal and interest with respect to the Debentures;

(ii)           the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to Canadian federal income and other tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (y) a ruling directed to the Trustee received from the Canada Revenue Agency to the same effect as the aforementioned Opinion of Counsel;

(iii)          immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(d) and 6.01(e) are concerned, at any time during the period ending on the 91st day after such date of such deposit; and

(iv)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

If the Company exercises its defeasance option under this Section 8.03 with respect to the Debentures, the Guarantor shall be released from all its obligations with respect to its guarantee of such defeased obligations of the Company at the end of such 91-day period.

SECTION 8.04. Application of Trust Money.

Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or Canadian Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Canadian Government Obligations in accordance with the Debentures and this Indenture to the payment of principal of and interest on the Debentures; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.05. Repayment to Company.

Subject to Sections 7.06, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent (other than the Company or an Affiliate of the Company) shall promptly pay to the Company upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent (other than the Company or an Affiliate of the Company) shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of Toronto or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Canadian Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Guarantor’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Canadian Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company or the Guarantor has made any payment of principal of or interest on any Debentures because of the reinstatement of its obligations, the Company or the Guarantor shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or Canadian Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

Either the Company or the Guarantor, each when authorized by a resolution of its respective Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Debentures without notice to or the consent of any Holder:

(i)            to cure any ambiguity, defect or inconsistency in this Indenture provided such does not materially or adversely affect the rights of any Holder;

(ii)           to comply with Article Five;

(iii)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(iv)          to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

(v)           to add to the covenants of the Company for the protection of the Holders, to add any additional Events of Default with respect to the Debentures, or to surrender any right or power conferred upon the Company; or

(vi)          to make any change that does not materially and adversely affect the rights of any Holder.

SECTION 9.02. With Consent of Holders.

Subject to Sections 6.04 and 6.08, either the Company or the Guarantor, each when authorized by its respective Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Debentures with the written consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding (which shall be calculated so as not include any Debentures then held by the Company or any of its Affiliates), and the Holders of a majority in aggregate principal amount of the Debentures then outstanding (not including the Company or any of its Affiliates) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Debentures.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(i)            change the Stated Maturity of the principal of, or any installment of interest on, any Debenture;

(ii)           reduce the principal amount of or interest on any Debenture;

(iii)          change any place or currency of payment of principal of or interest on any Debenture;

(iv)          impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity on any Debenture;

(v)           reduce the percentage or principal amount of outstanding Debentures the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

(vi)          waive a default in the payment of principal of or interest on any Debenture;

(vii)         make any modification to the Guarantee or release Guarantor that would adversely impact the Holders; or

(viii)        modify any of the provisions of this Section 9.02, except to increase any percentage required to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debenture affected thereby.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.03. Action by Holders; Record Dates.

Whenever in this Indenture it is provided that the Holders of a specified aggregate principal amount of the outstanding Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified amount have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) the record of the Holders voting in favor thereof at any meeting of the Holders duly called and held in accordance with the provisions of Article Ten, or (c) any combination of such instrument or instruments and any such record of such a meeting of the Holders.

Subject to the provisions of Sections 7.02 and 10.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if the ownership of the Debentures shall be proved by (a) the Security Register or by a certificate of the Registrar; or (b) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent

Holder of a Debenture that evidences the same indebtedness as the Debenture of the consenting Holder.

SECTION 9.04. Revocation and Effect of Consent.

Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the Debenture of the consenting Holder, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to its Debenture or portion of its Debenture. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Debentures.

SECTION 9.05. Notation on or Exchange of Debentures.

If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder to deliver such Debenture to the Trustee. At the Company’s expense, the Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder, and the Trustee may place an appropriate notation on any Debenture thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation, or issue a new Debenture, shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE TEN

MEETINGS OF THE HOLDERS

SECTION 10.01. Purposes of Meetings.

A meeting of the Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

(i)                                     to give any notice to the Company, the Guarantor or the Trustee, or to give any directions to the Trustee, or to waive any Default hereunder and its consequences, or to take any other action authorized to be taken by the Holders pursuant to any of the provisions of Article Six;

(ii)                                  to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(iii)                               to consent to any amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

(iv)                              to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the outstanding Debentures under any other provision of this Indenture or under applicable law.

SECTION 10.02. Call of Meetings by Trustee.

The Trustee may at any time call a meeting of the Holders to take any action specified in Section 10.01, to be held at such time and at such place in the Province of Ontario, City of Toronto, as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given (a) to all Holders of Debentures then outstanding, by publication at least twice in an Authorized Newspaper with national circulation in the Province of Ontario, City of Toronto prior to the date fixed for the meeting, the first publication, in each case, to be not less than 20 nor more than 180 days prior to the date fixed for the meeting and the last publication to be not more than five days prior to the date fixed for the meeting and (b) to all Holders of Debentures then outstanding who have filed their names and addresses with the Trustee, by mailing such notice to such Holders at such addresses, not less than 20 nor more than 180 days prior to the date fixed for the meeting. Failure of any Holder or Holders to receive such notice or any defect therein shall in no case affect the validity of any action taken at such meeting. Any meeting of the Holders shall be valid without notice if the Holders of all Debentures then outstanding, the Company and the Trustee are present in person or by proxy or shall have waived notice thereof before or after the meeting.

SECTION 10.03. Call of Meetings by Company or Holders.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Debentures then outstanding, as the case may be, shall have requested the Trustee to call a meeting of the Holders to take any action authorized in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or published as provided in Section 10.02, the notice of such meeting within 30 days after receipt of such request, then the Company or such Holders of the amount above specified may determine the time and the place in the Province of Ontario, City of Toronto for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing or publishing notice thereof as provided in Section 10.02.

SECTION 10.04. Qualification for Voting.

To be entitled to vote at any meeting of the Holders, a person must be a Holder of Debentures or a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of the Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.05. Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of the Holders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of scrutineers, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as the Trustee shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Holders as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.

Subject to the provisions of Section 9.03, at any meeting of the Holders, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount at maturity of outstanding Debentures held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting not to be outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of the Holders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

SECTION 10.06. Voting.

The vote upon any resolution submitted to any meeting of the Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two scrutineers who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE ELEVEN

GUARANTEE

SECTION 11.01. Guarantee.

The Guarantor hereby unconditionally and irrevocably guarantees to the Trustee for itself and on behalf of the Holders of the Debentures, the due and punctual payment by the Company of all amounts payable by the Company under the Debentures and the Indenture, when and as the same shall become due and payable, pursuant to the provisions set out in the Debentures and the Indenture. In case of the failure of the Company punctually to make any such payment or performance, the Guarantor hereby agrees to make such payment or such performance, or cause such payment or performance to be made, such demand must be made by a Holder or by the Trustee on behalf of all Holders by the giving of written notice of such demand to the Guarantor at 200 East Randolph Street, Chicago, Illinois 60601, Attention:  Treasurer; provided, however, that delay in making such demand shall in no event affect the Guarantor’s obligations under the Guarantee. The Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Holders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the invalidity, regularity or enforceability of the Debentures or the Indenture or any of the terms thereof; the absence of any action to enforce the same; any waiver or consent by the Holders concerning any provisions thereof; the rendering of any judgment against the Company or any action to enforce the same; any amendment, supplement, renewal, replacement or refinancing of the Debentures or the Indenture or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. The Guarantor covenants that the Guarantee will not be discharged except by complete payment of the amounts payable under the Debentures and the Indenture. This Guarantee shall continue to be effective if the Company merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

The Guarantor hereby waives the benefits of diligence, presentment, protest, notice of protest, acceleration and dishonor, filing of claims with any court in the event of insolvency or bankruptcy of the Company, all demands whatsoever, except as set forth in the Guarantee, and any right to require a proceeding first against the Company or to claim any right of set-off.

The Guarantor shall be subrogated to all of the rights of the Holders against the Company in respect of any amount paid by the Guarantor pursuant to this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such rights of subrogation until the principal of and premium, if any, and interest, if any, on, all Debentures issued under the Indenture shall have been paid in full.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01. Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

if to the Company or the Guarantor:

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

Telecopier No.:               (312) 381-6060
Attention:                                         Treasurer

with a copy, which shall not constitute notice, to:

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

Telecopier No.:               (312) 381-6165
Attention:                                         Deputy General Counsel

if to the Trustee:

Computershare Trust Company of Canada
100 University Avenue
Toronto, Ontario
M5J 2Y1

Telecopier No.:               (416) 981-9777
Attention:                                         Manager, Corporate Trust

The Company or Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.01, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 12.02. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

(i)                                     an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

SECTION 12.03. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii)                               a statement that, in the opinion of each such person, such person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.04. Rules by Trustee, Paying Agent or Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.05. Payment Date Other Than a Business Day.

If any Interest Payment Date or a Maturity Date shall not be a Business Day, then payment of principal of or interest on the Debentures will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or a Maturity Date to the date of such payment on the next succeeding Business Day.

SECTION 12.06. Governing Law.

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 12.07. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.08. No Recourse Against Others.

No recourse for the payment of the principal of or interest on any of the Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor contained in this Indenture or in any of the Debentures, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or the Guarantor or of any successor Person of either of them, either directly or through the Company or the Guarantor or any successor Person of either of them, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

SECTION 12.09. Successors.

All agreements of the Company and the Guarantor in this Indenture, the Debentures and the Guarantee shall bind their respective successors and permitted assigns. All agreements of the Trustee in this Indenture shall bind its successor and permitted assigns.

SECTION 12.10. Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.11. Separability.

In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 12.13. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

Aon FINANCE N.S. 1, ULC

By:	/s/ Diane Aigotti
	Name:	Diane Aigotti
	Title:	Vice President and Treasurer

By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Assistant Secretary

Aon CORPORATION

By:	/s/ Richard E. Barry
	Name:	Richard E. Barry
	Title:	Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Mircho Mirchev
	Name:	Mircho Mirchev
	Title:	Professional, Corporate Trust

By:	/s/ C. Davidson
	Name:	Cheryl Davidson
	Title:	Administrator, Corporate Trust

EXHIBIT A

FORM OF DEBENTURE

[Each Global Debenture shall bear the following legends.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”), TO THE COMPANY OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., OR SUCH OTHER AUTHORIZED REPRESENTATIVE OF CDS, HAS AN INTEREST HEREIN. THIS CERTIFICATE IS ISSUED PURSUANT TO A MASTER LETTER OF REPRESENTATIONS OF THE COMPANY TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

THIS SECURITY IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF CDS & CO.

THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

[FACE OF DEBENTURE]

Aon FINANCE N.S. 1, ULC

5.05% Senior Unsecured Debenture due 2011

ISIN# CA 03739YAA51
CUSIP# 03739YAA5

No. 001	Principal Amount Cdn. $375,000,000

Aon FINANCE N.S. 1, ULC, a Nova Scotia unlimited company (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CDS & Co., or its registered assigns, the principal sum of Three Hundred and Seventy-Five Million Canadian dollars (Cdn. $375,000,000) on April 12, 2011.

Interest Payment Dates: April 12 and October 12 of each year, commencing October 12,  2006.

Record Dates:    The fifteenth calendar day, whether or not a Business Day, immediately preceding each Interest Payment Date.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Additional provisions of this Debenture are set forth on the other side of this Debenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

Aon FINANCE N.S. 1, ULC

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.05% Senior Unsecured Debentures due 2011 described in the within-mentioned Indenture.

Date: April 12, 2006

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF DEBENTURE]

Aon FINANCE N.S. 1, ULC

5.05% Senior Unsecured Debenture due 2011

1.                                       Principal and Interest.

The Company will pay the principal of this Debenture on April 12, 2011.

The Company promises to pay interest on the principal amount of this Debenture on each Interest Payment Date, as set forth below, at the rate per annum shown above, subject to adjustment as described below.

Interest will be payable in equal semi-annual payments in arrears (to the Holders of record of the Debentures at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the relevant Interest Payment Date) on each Interest Payment Date of each year, commencing October 12, 2006.

Interest on the Debentures will accrue from, and including, April 12, 2006 to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be; provided that, if there is no existing default in the payment of interest and this Debenture is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.

For the purposes of the Interest Act (Canada), whenever interest to be paid under this Debenture is to be calculated on the basis of a year of a specified number of days, the yearly equivalent rate of interest to which the rate determined pursuant to such calculation is equivalent to is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained divided by such specified number of days.

2.                                       Method of Payment.

The Company will pay interest on the principal amount of the Debentures as provided above on each April 12 and October 12, commencing October 12, 2006 to the persons who are Holders (as reflected in the Security Register at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the Interest Payment Date), in each case, even if the Debenture is cancelled on registration of transfer or registration of exchange after such Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Debenture to a Paying Agent on or after April 12, 2011.

Not later than 10:00 a.m. (Toronto time) on each due date of any principal of or interest on the Debentures, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Debentures (whether such money has been paid to it by the Company or any other obligor on the Debentures including the Guarantor), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Debentures including the Guarantor) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.

So long as the Debentures are represented by one or more Global Debenture registered in the name of the Depository or its nominee, all interest payments on the Debentures shall be made by the Paying Agent (if different from the Trustee) by wire transfer of immediately available funds in Canadian dollars to an account designated by the Depository. In the event any Debentures cease to be so represented by a Global Debenture, the Registrar (if different from the Trustee) shall furnish to the Trustee as of each Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Debentures held by each Holder, and the Trustee shall direct the Paying Agent to pay principal and interest by wire transfer to each Holder or by cheque sent by mail to such Holder’s registered address (as reflected in the Security Register).

If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of or interest on the Debentures, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

The Debentures are not intended to be sold to Persons who are not Canadian residents within the meaning of the Income Tax Act (Canada). Any withholding taxes required under applicable laws with respect to payments to Holders who are non-residents of Canada (as defined in the Income Tax Act (Canada)) shall be withheld by the Company and remitted to the applicable taxing authority without any gross-up or additional amount paid to such non-resident Holders.

3.                                       Paying Agent and Registrar.

Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, the Guarantor, any Subsidiary of the Company or the Guarantor or any Affiliate of any of them may act as Paying Agent, Registrar or Co-Registrar.

4.                                       Indenture; Limitations.

The Company issued the Debentures under an Indenture, dated as of April 12, 2006 (the “Indenture”), between the Company, Aon Corporation (the “Guarantor”) and Computershare Trust Company of Canada, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Debentures include those stated in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

The Debentures are general unsecured obligations of the Company.

The Company may, subject to Article Four of the Indenture and applicable law, issue additional Debentures under the Indenture.

5.                                       Optional Redemption.

The Debentures will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of: (i) one hundred percent (100%) of the outstanding principal amount of the Debentures being redeemed or (ii) the Canada Yield Price calculated in respect of the Debentures being redeemed; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

6.                                       Notice of Redemption.

Notice of Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than Cdn. $1,000 principal amount may be redeemed in part but only in whole multiples of Cdn. $1,000. If money sufficient to pay the redemption price of and accrued interest on all Debentures (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debentures (or such portion thereof) called for redemption.

7.                                       Guarantee.

The payment by the Company of the principal of, and interest on, the Debentures is fully and unconditionally guaranteed by the Guarantor.

8.                                       Denominations; Transfer; Exchange.

The Debentures are in registered form without coupons in denominations of Cdn. $1,000 of principal amount and multiples of Cdn. $1,000 in excess thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures for a period of fifteen (15) days before a selection of Debentures to be redeemed.

9.                                       Persons Deemed Owners.

A Holder shall be treated as the legal owner of a Debenture for all purposes.

10.                                 Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease. In no event will interest accrue on any unclaimed monies.

11.                                 Discharge Prior to Maturity.

If the Company deposits with the Trustee money or Canadian Government Obligations sufficient to pay the then outstanding principal of and accrued and unpaid interest on the Debentures (a) to redemption or maturity, as the case may be, the Company will be discharged from the Indenture and the Debentures, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

12.                                 Amendment; Supplement; Waiver.

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding and (b) any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

13.                                 Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and the Guarantor, among other things, to (a) create security interests in the common shares of any

Significant Subsidiary to secure debt in excess of US$50,000,000, (b) merge, consolidate, amalgamate or transfer or lease substantially all of its assets or (c) cease to preserve and keep in full force and effect its existence and rights. On or before a date not more than four months after the end of each fiscal year, the Company and the Guarantor shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

14.                                 Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor person will be released from those obligations subject to the terms of the Indenture.

15.                                 Defaults and Remedies.

Any of the following events constitutes an “Event of Default” under the Indenture:

(a)                                  default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

(b)                                 default in the payment of any installment of interest on any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(c)                                  failure on the part of the Company or the Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor in the Indenture applicable to the Debentures for a period of 90 days after the date on which written notice of such failure, specifying such failure and requiring the Company or the Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company or the Guarantor by the Trustee, or to the Company or the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding; or

(d)                                 a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 days; or

(e)                                  the Company or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or the Guarantor or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(f)                                    the Company or the Guarantor shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after giving effect to any applicable grace period, in respect of any indebtedness for money borrowed (other than indebtedness under this Indenture) having an aggregate principal amount greater than US$50,000,000 or its equivalent in Canadian Dollars.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding shall, declare all the Debentures to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Debentures automatically become due and payable. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of at least a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power.

16.                                 Trustee Dealings with the Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.                                 No Recourse Against Others.

No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or the Guarantor or of any successor Person shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

18.                                 Authentication.

This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

19.                                 Governing Law.

This Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The Company and the Guarantor will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to the Company or the Guarantor as follows:  Aon Corporation, 200 East Randolph Street, Chicago, Illinois 60601; Attention: Treasurer.

ASSIGNMENT FORM

I or we assign and transfer this Debenture to:

Insert social insurance number or other identifying number of assignee

Print or type name, address and postal code of assignee

and irrevocably appoint , as agent, to transfer this
Debenture on the books of the Company.

The agent may substitute another to act for him.

Date:

Signed
(Sign exactly as name appears on the other side of this Debenture)

Signature Guarantee*:

*                                         The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the Investment Dealers Association of Canada, a Canadian chartered bank or a federally-regulated trust company.

EXHIBIT B

FORM OF GUARANTEE

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Aon Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”), hereby unconditionally and irrevocably guarantees (the “Guarantee”) to Computershare Trust Company of Canada, as trustee (including any successor pursuant to the terms of the Indenture (as defined below), the “Trustee”) for itself and on behalf of the holders (the “Holders”) of the debentures (the “Debentures”) issued by Aon Finance N.S. 1, ULC, a Nova Scotia unlimited company (the “Company”), under the terms of the Indenture dated April 12, 2006 (as the same may be amended or supplemented in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantor and the Trustee, the due and punctual payment by the Company of all amounts payable by the Company under the Debentures and the Indenture, when and as the same shall become due and payable, pursuant to the provisions set out in the Debentures and the Indenture. In case of the failure of the Company punctually to make any such payment or performance, the Guarantor hereby agrees to make such payment or such performance, or cause such payment or performance to be made, promptly upon demand; such demand must be made by a Holder or by the Trustee on behalf of all Holders by the giving of written notice of such demand to the Guarantor at 200 East Randolph Street, Chicago, Illinois 60601, Attention:  Treasurer; provided, however, that delay in making such demand shall in no event affect the Guarantor’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Holders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the invalidity, regularity or enforceability of the Debentures or the Indenture or any of the terms thereof; the absence of any action to enforce the same; any waiver or consent by the Holders concerning any provisions thereof; the rendering of any judgment against the Company or any action to enforce the same; any amendment, supplement, renewal, replacement or refinancing of the Debentures or the Indenture or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. The Guarantor covenants that this Guarantee will not be discharged except by complete payment of the amounts payable under the Debentures and the Indenture. This Guarantee shall continue to be effective if the Company merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

The Guarantor hereby waives the benefits of diligence, presentment, protest, notice of protest, acceleration and dishonor, filing of claims with any court in the event of insolvency or bankruptcy of the Company, all demands whatsoever, except as noted in the first paragraph of this Guarantee, and any right to require a proceeding first against the Company or to claim any right of set-off.

The Guarantor hereby certifies and warrants that this Guarantee constitutes the valid obligation of the Guarantor and complies with all applicable laws.

The Guarantor shall be subrogated to all of the rights of the Holders against the Company in respect of any amount paid by the Guarantor pursuant to this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such rights of subrogation until the principal of and premium, if any, and interest, if any, on, all Debentures issued under the Indenture shall have been paid in full.

The obligations of the Guarantor under this Guarantee are unconditional and irrevocable obligations of the Guarantor ranking pari passu with all other present and future unsecured and unsubordinated obligations of the Guarantor.

This Guarantee shall not be valid or become obligatory for any purpose with respect to any Debenture until such Debenture shall have been authenticated on behalf of the Trustee as provided in the Indenture.

This Guarantee shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

Capitalized terms used herein and not defined herein shall have the meanings given to them in the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed in its corporate name by its duly authorized representative on this 12th day of April, 2006.

Aon CORPORATION

By:
Name:
Title: